UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
345 Park Avenue, 31st Floor New York, New York		10154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code): (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02. Unregistered Sale of Equity Securities.

As of March 1, 2022, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on March 23, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of March 1, 2022 (number of shares finalized on March 23, 2022)	25,012,658	$645,326,581

Item 7.01. Regulation FD Disclosure.

March 2022 Distributions

On March 23, 2022, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1740	$0.0000	$0.1740
Class S Common Shares	$0.1740	$0.0183	$0.1557
Class D Common Shares	$0.1740	$0.0054	$0.1686

The distributions for each class of Shares are payable to shareholders of record as of the open of business on March 31, 2022 and will be paid on or about April 28, 2022. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.

On March 17, 2022, the Fund priced an offering of $900,000,000 in aggregate principal amount of its 4.700% notes due 2025 (the “Notes”), in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will mature on March 24, 2025 and may be redeemed in whole or in part at the Fund’s option at any time at par value plus a “make-whole” premium. The offering is expected to close on March 24, 2022, subject to customary closing conditions.

The Fund expects to use the net proceeds of the offering to repay indebtedness (which may include the senior secured revolving credit facility with Citibank, N.A.), make investments in portfolio companies in accordance with our investment objectives, and for general corporate purposes of us and our subsidiaries

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of February 28, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of February 28, 2022
Class I Common Shares	$25.80
Class S Common Shares	$25.80
Class D Common Shares	$25.80

As of February 28, 2022, the Fund’s aggregate NAV was $16.1 billion, the fair value of its investment portfolio was $35.8 billion and it had $17.9 billion of debt outstanding (at principal). The average debt-to-equity leverage ratio during February 2022 was approximately 1.11 times. As of February 28, 2022, the Fund had $24.4 billion in committed debt capacity, with 78% in secured floating rate leverage and 22% in unsecured fixed rate leverage based on drawn amounts(1). The Fund’s leverage sources are in the form of a corporate revolver (3%), asset-based credit facilities (51%), unsecured bonds (32%), secured short term indebtedness (4%) and collateralized loan obligation (CLO) notes (10%) based on drawn amounts.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $12.5 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	121,582,702	$	3.1 billion
Class S Common Shares	188,590,240	$	4.9 billion
Class D Common Shares	26,805,957	$	0.7 billion
Private Offering:
Class I Common Shares	345,678,288	$	8.9 billion
Class S Common Shares	—		—
Class D Common Shares	—		—
Total Offering and Private Offering *	682,657,187	$	17.6 billion

* Amounts may not sum due to rounding.

Recent Blackstone Credit Transaction Highlights(2)

Discovery Education

In March 2022, Blackstone Credit served as a lead lender and signed a $1.0 billion financing commitment to support Clearlake’s acquisition of Discovery Education from Francisco Partners. Discovery Education is a digital core and supplementary K-12 science curriculum provider with products in approximately 40% of U.S. K-12 schools. Blackstone Credit was brought into the deal as a staple financing provider due to BXC’s considerable experience in education technology, namely its investments in Cambium and Dreambox in 2021.

(1)	Certain Notes are treated as floating rate due to interest rate swaps the Fund has entered into to swap fixed notes payments for floating rate payments.
(2)

The information provided, including dollar amounts, represents the aggregated investment of all participating Blackstone Credit vehicles, including the Fund. The final dollar amount of the Fund’s portion of the investment will be determined and disclosed in the Fund’s future periodic reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: March 23, 2022	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary